EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136789), on Form S-3 (No. 333-143307) and on Form S-3 (No. 333-148405) of RAM Holdings, Ltd. of our report dated March 17, 2008, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this form 10-K.

PricewaterhouseCoopers
Hamilton, Bermuda

March 17, 2008